Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports Fourth Quarter and Full Year Results
Full Year Revenue $5.5 Billion, Earnings per Share $1.43
Cash Flow from Operating Activities of $1.1 Billion in 2013
2014 Outlook EPS Range of $1.40 to $1.50
New $500 Million Share Repurchase Authorization

_________________________________________________________

Englewood, Colo., February 11, 2014 - The Western Union Company (NYSE: WU) today reported financial results for the 2013 fourth quarter and full year, and its financial outlook for 2014. The Company also announced that its board of directors approved a new $500 million share repurchase authorization, which expires June 30, 2015.

For the full year, the Company reported a revenue decline of 2%, or 1% on a constant currency basis, and earnings per share of $1.43, which was at the high end of the outlook range provided at the beginning of the year. Cash provided by operating activities reached approximately $1.1 billion in 2013, with $671 million returned to shareholders through dividends and share repurchases. The results were consistent with the Company’s financial outlook, as revenues and profits were impacted as expected by the implementation of pricing and other strategic investments that were intended to help drive future growth, as well as by increased compliance costs.

“We made good progress executing the key strategic actions we began to implement in late 2012,” said President and Chief Executive Officer Hikmet Ersek. “Our pricing investments and emphasis on digital expansion drove acceleration in consumer money transfer transaction growth. We established a strong business-to-business foundation, with renewed focus on sales and product development. And we initiated important efficiency initiatives to further streamline our long-term cost structure, while still generating over $1 billion of operating cash flow.”

The Company’s 2014 outlook projects low to mid-single digit constant currency revenue growth and EPS in a range of $1.40 to $1.50. The outlook reflects the impact of increases in compliance costs and changes in certain compliance procedures, as previously disclosed.

Fourth Quarter 2013 Results

Fourth quarter revenues were flat compared to the prior year period, and increased 1% on a constant currency basis. Consumer-to-consumer (C2C) revenues declined 1%, and were flat constant currency, as transaction gains were offset by the impact of previously implemented price reductions in certain corridors.

Total C2C transactions increased 9% in the fourth quarter, driven primarily by continued traction from the pricing investments which the Company began to implement in the fourth quarter a year ago and strong electronic channel growth.

Consumer-to-Business (C2B) revenues declined 2%, or increased 5% constant currency.

Western Union Business Solutions revenues increased 8%, or 12% constant currency.

GAAP operating margin was 16.8%, which compares to 20.1% in the fourth quarter of 2012. The margin decline relates primarily to the impact of pricing and other strategic investments, higher compliance expense, and lower compensation expense in the prior year period, partially offset by lower marketing expense. Fourth quarter results included $33 million of expenses related to cost savings initiatives, as additional actions were implemented to drive future cost savings.

Earnings per share of $0.31 in the fourth quarter compares to $0.40 in the prior year period.

Fourth Quarter Progress on Key Strategies

Strengthen consumer money transfer
The pricing investments intended to regain customer momentum continued to drive increased transaction volumes and usage. The investments helped deliver accelerated transaction growth in the second half of the year, as expected. In the fourth quarter, C2C transactions increased 20% in the corridors in which pricing investments had been implemented, or 15% excluding digital. Mexico transactions increased 20% in the quarter.

Electronic channels revenue increased 32% in the fourth quarter, and represented 5% of total Company revenue for the year. Westernunion.com online money transfer transactions increased 64% in the quarter, and transactions from account based money transfer through banks increased 63%. Western Union branded online money transfer services are now available in 24 countries, with the ability to send to 200 countries and territories.

Increase customers and usage in business-to-business
Western Union Business Solutions revenue increased 8%, or 12% constant currency, in the quarter, and 7%, or 9% constant currency, for the full year. Business Solutions represented 7% of total Company revenue for the year.

Generate and deploy strong cash flow for shareholders
Full year cash flow from operating activities totaled approximately $1.1 billion. The Company returned $128 million to shareholders in the fourth quarter, consisting of $59 million of share repurchases and $69 million of dividends. For the full year $671 million was returned to shareholders, which represented approximately 7% of the market capitalization at year-end.

2014 Full Year Outlook

The Company’s key strategic priorities for 2014 remain focused on strengthening consumer money transfer, with a continued emphasis on digital expansion; driving accelerated growth in Business Solutions; and generating and deploying strong cash flow for shareholders. The Company expects the following outlook for 2014, including the impact of previously announced actions to enhance compliance and regulatory programs:

Revenue

•	Low to mid-single digit constant currency revenue increase

•	Flat to low single digit GAAP revenue growth, which reflects expected negative currency impact from certain emerging market countries

Operating Profit Margins

•	GAAP operating margin in a range of 19% to 20%

•	Compliance related expenses are expected to total approximately 3.5% to 4.0% of revenue in 2014

Earnings per Share

•	GAAP EPS in a range of $1.40 to $1.50

Cash Flow

•
Cash flow from operating activities of approximately $900 million, or $1 billion excluding $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; 2014 operating cash flow outlook IRS Agreement adjusted; and additional measures found in the supplemental schedule included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

EBITDA

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 8337234.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through February 25, 2014, at 1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.). The pass code is 10038945. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2012. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including those related to interruptions in migration patterns; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers, electronic and Internet providers, and electronic currencies; the pricing of our services and any pricing reductions, and their impact on consumer demand for our services and our financial results; our ability to adopt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; increased costs or loss of business due to difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover, our investments or amounts payable to us; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our continued ability to invest in our business, declare dividends and undertake share repurchases, which may be affected by changes in our earnings, cash flow, financial condition, capacity to borrow, and the expectations we have for our business at the time any such action is considered; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, or agent and subagent due diligence, registration, and monitoring requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended on January 31, 2014; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under, and the actions of the Consumer Financial Protection Bureau, and similar legislation and regulations enacted by other government authorities; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.
About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of December 31, 2013, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 500,000 agent locations in 200 countries and territories and over 100,000 ATMs. In 2013, The Western Union Company completed 242 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 459 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q12	FY2012	1Q13	2Q13	3Q13	4Q13	FY2013
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		0%	3%	(5)%	(3)%	(1)%	0%	(2)%
Consolidated revenues (constant currency) - YoY % change	a	0%	5%	(4)%	(2)%	0%	1%	(1)%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(2)%	(1)%	(7)%	(4)%	(2)%	(1)%	(3)%
Revenues (constant currency) - YoY % change	c	(2)%	1%	(6)%	(3)%	(1)%	0%	(3)%
Operating margin		25.0%	27.6%	25.4%	23.2%	24.0%	20.5%	23.2%

Transactions (in millions)		58.65	230.98	55.44	60.26	62.45	64.19	242.34
Transactions - YoY % change		(1)%	2%	(2)%	3%	9%	9%	5%

Total principal ($ - billions)		$20.0	$79.3	$18.9	$20.5	$21.1	$21.5	$82.0
Principal per transaction ($ - dollars)		$341	$343	$341	$340	$339	$335	$338
Principal per transaction - YoY % change		(2)%	(5)%	(1)%	(1)%	(1)%	(2)%	(1)%
Principal per transaction (constant currency) - YoY % change	d	(2)%	(3)%	(1)%	(1)%	(1)%	(2)%	(1)%

Cross-border principal ($ - billions)		$18.0	$71.3	$16.9	$18.5	$19.0	$19.5	$73.9
Cross-border principal - YoY % change		(3)%	(3)%	(3)%	2%	8%	8%	4%
Cross-border principal (constant currency) - YoY % change	e	(2)%	0%	(3)%	2%	8%	8%	4%

Europe and CIS region revenues - YoY % change	l, m	(5)%	(6)%	(6)%	(4)%	(2)%	(2)%	(4)%
Europe and CIS region transactions - YoY % change	l, m	0%	(1)%	(1)%	3%	7%	7%	4%

North America region revenues - YoY % change	l, n	(9)%	(3)%	(15)%	(12)%	(7)%	(2)%	(9)%
North America region transactions - YoY % change	l, n	(6)%	(1)%	(7)%	(2)%	5%	6%	0%

Middle East and Africa region revenues - YoY % change	l, o	3%	3%	0%	0%	1%	0%	0%
Middle East and Africa region transactions - YoY % change	l, o	6%	7%	4%	6%	10%	8%	7%

APAC region revenues - YoY % change	l, p	0%	3%	(5)%	(4)%	(3)%	(2)%	(3)%
APAC region transactions - YoY % change	l, p	0%	3%	0%	5%	10%	11%	6%

LACA region revenues - YoY % change	l, q	2%	3%	(7)%	0%	(3)%	(4)%	(3)%
LACA region transactions - YoY % change	l, q	(5)%	1%	(10)%	(3)%	4%	6%	(1)%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q12	FY2012	1Q13	2Q13	3Q13	4Q13	FY2013
westernunion.com region revenues - YoY % change	l, r	16%	24%	13%	25%	24%	34%	24%
westernunion.com region transactions - YoY % change	l, r	46%	41%	60%	68%	68%	64%	65%

International revenues - YoY % change	s	1%	0%	(2)%	0%	0%	(1)%	(1)%
International transactions - YoY % change	s	3%	4%	1%	6%	10%	10%	7%
International revenues - % of C2C segment revenues	s	73%	71%	72%	72%	73%	73%	73%

United States originated revenues - YoY % change	t	(11)%	(3)%	(17)%	(13)%	(7)%	0%	(9)%
United States originated transactions - YoY % change	t	(5)%	0%	(5)%	(1)%	7%	9%	2%
United States originated revenues - % of C2C segment revenues	t	27%	29%	28%	28%	27%	27%	27%

Electronic channels revenues - YoY % change	u	22%	27%	18%	26%	24%	32%	25%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		(1)%	(2)%	(1)%	2%	3%	(2)%	1%
Revenues (constant currency) - YoY % change	f	2%	1%	3%	7%	9%	5%	6%
Operating margin		17.0%	22.8%	24.7%	20.5%	19.2%	15.6%	20.0%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		**	**	7%	6%	6%	8%	7%
Revenues (constant currency) - YoY % change	g	**	**	7%	8%	10%	12%	9%
Operating margin		(19.4)%	(14.9)%	(6.7)%	(7.4)%	(2.8)%	(10.6)%	(6.9)%
Depreciation and amortization ($ - millions)		$17.7	$65.7	$15.3	$15.0	$15.8	$13.5	$59.6
TGBP integration expense ($ - millions)	v	$11.6	$42.8	$3.9	$6.2	$3.8	$5.4	$19.3

% of Total Company Revenue
Consumer-to-Consumer segment revenues		81%	81%	79%	80%	80%	81%	80%
Consumer-to-Business segment revenues		11%	11%	12%	11%	11%	10%	11%
Business Solutions segment revenues		6%	6%	7%	7%	7%	7%	7%
Consumer-to-Consumer region revenues:
Europe and CIS revenues	l, m	22%	22%	21%	21%	21%	22%	21%
North America revenues	l, n	19%	20%	19%	19%	19%	18%	19%
Middle East and Africa revenues	l, o	16%	15%	16%	16%	16%	16%	16%
APAC revenues	l, p	12%	12%	12%	12%	12%	12%	12%
LACA revenues	l, q	9%	9%	8%	9%	9%	9%	9%
westernunion.com revenues	l, r	3%	3%	3%	3%	3%	4%	3%
Electronic channels revenues	u	4%	4%	4%	4%	5%	5%	5%
Prepaid revenues	w	1%	1%	1%	1%	1%	1%	1%

* See page 13 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Revenues:
Transaction fees	$1,041.6	$1,057.2	(1)%	$4,065.8	$4,210.0	(3)%
Foreign exchange revenues	349.9	337.0	4%	1,348.0	1,332.7	1%
Other revenues	30.4	30.5	0%	128.2	122.1	5%
Total revenues	1,421.9	1,424.7	0%	5,542.0	5,664.8	(2)%
Expenses:
Cost of services	845.7	817.4	3%	3,235.0	3,194.2	1%
Selling, general and administrative	337.8	321.3	5%	1,199.6	1,140.6	5%
Total expenses	1,183.5	1,138.7	4%	4,434.6	4,334.8	2%
Operating income	238.4	286.0	(17)%	1,107.4	1,330.0	(17)%
Other income/(expense):
Interest income	3.7	1.4	(a)	9.4	5.5	71%
Interest expense	(49.9)	(45.5)	10%	(195.6)	(179.6)	9%
Derivative gains/(losses), net	(0.7)	(0.5)	40%	(1.3)	0.5	(a)
Other income, net	1.3	3.4	(62)%	7.0	12.4	(44)%
Total other expense, net	(45.6)	(41.2)	11%	(180.5)	(161.2)	12%
Income before income taxes	192.8	244.8	(21)%	926.9	1,168.8	(21)%
Provision for income taxes	19.4	6.9	(a)	128.5	142.9	(10)%
Net income	$173.4	$237.9	(27)%	$798.4	$1,025.9	(22)%
Earnings per share:
Basic	$0.31	$0.40	(23)%	$1.43	$1.70	(16)%
Diluted	$0.31	$0.40	(23)%	$1.43	$1.69	(15)%
Weighted-average shares outstanding:
Basic	551.2	588.0		556.6	604.9
Diluted	555.0	590.2		559.7	607.4

Cash dividends declared per common share	$0.125	$0.125	0%	$0.50	$0.425	18%

__________
(a) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	December 31,
	2013	2012
Assets
Cash and cash equivalents (a)	$2,073.1	$1,776.5
Settlement assets	3,270.4	3,114.6
Property and equipment, net of accumulated depreciation of
$428.6 and $384.5, respectively	209.9	196.1
Goodwill	3,172.0	3,179.7
Other intangible assets, net of accumulated amortization of
$672.3 and $519.7, respectively	833.8	878.9
Other assets	562.1	319.9
Total assets	$10,121.3	$9,465.7
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$638.9	$556.2
Settlement obligations	3,270.4	3,114.6
Income taxes payable	216.9	218.3
Deferred tax liability, net	319.2	352.1
Borrowings	4,213.0	4,029.2
Other liabilities	358.2	254.7
Total liabilities	9,016.6	8,525.1

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
548.8 shares and 572.1 shares issued and outstanding as of
December 31, 2013 and 2012, respectively	5.5	5.7
Capital surplus	390.9	332.8
Retained earnings	877.3	754.7
Accumulated other comprehensive loss	(169.0)	(152.6)
Total stockholders' equity	1,104.7	940.6
Total liabilities and stockholders' equity	$10,121.3	$9,465.7

__________
(a)
Approximately $1.1 billion was held by entities outside of the United States as of December 31, 2013. In February 2014, $500.0 million of 6.50% outstanding notes will mature and will be repaid using cash held by our United States entities.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Year Ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$798.4	$1,025.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	64.2	61.7
Amortization	198.6	184.4
Deferred income tax benefit	(39.3)	(35.2)
Other non-cash items, net	53.3	77.2
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(55.4)	(27.8)
Accounts payable and accrued liabilities	81.1	9.3
Income taxes payable (a)	3.4	(79.9)
Other liabilities	(15.7)	(30.3)
Net cash provided by operating activities	1,088.6	1,185.3
Cash Flows From Investing Activities
Capitalization of contract costs	(119.3)	(174.9)
Capitalization of purchased and developed software	(41.8)	(32.4)
Purchases of property and equipment	(80.2)	(60.9)
Purchases of non-settlement related investments	(100.0)	—
Acquisition of business, net	—	10.0
Net cash used in investing activities	(341.3)	(258.2)
Cash Flows From Financing Activities
Proceeds from exercise of options	28.9	53.4
Cash dividends paid	(277.2)	(254.2)
Common stock repurchased	(399.7)	(766.5)
Net repayments of commercial paper	—	(297.0)
Net proceeds from issuance of borrowings	497.3	742.8
Principal payments on borrowings	(300.0)	—
Net cash used in financing activities	(450.7)	(521.5)
Net change in cash and cash equivalents	296.6	405.6
Cash and cash equivalents at beginning of year	1,776.5	1,370.9
Cash and cash equivalents at end of year	$2,073.1	$1,776.5

__________
(a)
The Company made tax payments of $92.4 million through the fourth quarter of 2012 due to the December 2011 agreement with the United States Internal Revenue Service ("IRS") resolving substantially all of the issues related to the restructuring of our international operations in 2003 ("IRS Agreement").

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$877.0	$890.4	(2)%	$3,396.1	$3,545.6	(4)%
Foreign exchange revenues	256.8	250.6	2%	981.3	988.5	(1)%
Other revenues	12.7	12.2	4%	56.2	50.2	12%
Total Consumer-to-Consumer	1,146.5	1,153.2	(1)%	4,433.6	4,584.3	(3)%
Consumer-to-Business (C2B):
Transaction fees	142.1	144.1	(1)%	579.1	573.6	1%
Foreign exchange and other revenues	7.4	8.0	(8)%	29.4	30.3	(3)%
Total Consumer-to-Business	149.5	152.1	(2)%	608.5	603.9	1%
Business Solutions (B2B):
Foreign exchange revenues	90.6	83.5	9%	355.5	332.0	7%
Transaction fees and other revenues	9.6	9.1	7%	37.4	35.4	6%
Total Business Solutions	100.2	92.6	8%	392.9	367.4	7%
Other:
Total revenues	25.7	26.8	(4)%	107.0	109.2	(2)%
Total consolidated revenues	$1,421.9	$1,424.7	0%	$5,542.0	$5,664.8	(2)%
Operating income/(loss):
Consumer-to-Consumer	$234.9	$287.9	(18)%	$1,030.4	$1,266.9	(19)%
Consumer-to-Business	23.3	25.8	(10)%	121.9	137.6	(11)%
Business Solutions (a)	(10.7)	(18.0)	(b)	(27.0)	(54.8)	(b)
Other	(9.1)	(9.7)	(b)	(17.9)	(19.7)	(b)
Total consolidated operating income	$238.4	$286.0	(17)%	$1,107.4	$1,330.0	(17)%
Operating income/(loss) margin:
Consumer-to-Consumer	20.5%	25.0%	(4.5)%	23.2%	27.6%	(4.4)%
Consumer-to-Business	15.6%	17.0%	(1.4)%	20.0%	22.8%	(2.8)%
Business Solutions	(10.6)%	(19.4)%	8.8%	(6.9)%	(14.9)%	8.0%
Total consolidated operating income margin	16.8%	20.1%	(3.3)%	20.0%	23.5%	(3.5)%
Depreciation and amortization:
Consumer-to-Consumer	$46.2	$39.0	18%	$179.4	$158.2	13%
Consumer-to-Business	3.6	3.4	6%	15.8	14.7	7%
Business Solutions	13.5	17.7	(24)%	59.6	65.7	(9)%
Other	1.6	1.9	(16)%	8.0	7.5	7%
Total consolidated depreciation and amortization	$64.9	$62.0	5%	$262.8	$246.1	7%

__________
(a)
Business Solutions operating loss includes TGBP integration expense of $5.4 million and $19.3 million for the three and twelve months ended December 31, 2013, respectively and $11.6 million and $42.8 million for the three and twelve months ended December 31, 2012, respectively.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.
All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise.

		4Q12	FY2012	1Q13	2Q13	3Q13	4Q13	FY2013
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,424.7	$5,664.8	$1,325.4	$1,385.9	$1,408.8	$1,421.9	$5,542.0
	Foreign currency translation impact (h)	13.4	93.8	12.3	14.9	19.2	23.9	70.3
	Revenues, constant currency adjusted	$1,438.1	$5,758.6	$1,337.7	$1,400.8	$1,428.0	$1,445.8	$5,612.3
	Prior year revenues, as reported (GAAP)	$1,431.3	$5,491.4	$1,393.4	$1,425.1	$1,421.6	$1,424.7	$5,664.8
	Pro forma prior year revenues, TGBP adjusted (i)	$1,456.2	$5,695.0	N/A	N/A	N/A	N/A	N/A
	Revenue change, as reported (GAAP)	0%	3%	(5)%	(3)%	(1)%	0%	(2)%
	Revenue change, constant currency adjusted	0%	5%	(4)%	(2)%	0%	1%	(1)%
	Pro forma revenue change, TGBP adjusted	(2)%	(1)%	N/A	N/A	N/A	N/A	N/A
	Pro forma revenue change, TGBP and constant currency adjusted	(1)%	1%	N/A	N/A	N/A	N/A	N/A

(b)	Operating income, as reported (GAAP)	$286.0	$1,330.0	$296.9	$276.8	$295.3	$238.4	$1,107.4
	Reversal of depreciation and amortization (j)	62.0	246.1	62.9	66.4	68.6	64.9	262.8
	EBITDA (j)	$348.0	$1,576.1	$359.8	$343.2	$363.9	$303.3	$1,370.2
	Operating income margin, as reported (GAAP)	20.1%	23.5%	22.4%	20.0%	21.0%	16.8%	20.0%
	EBITDA margin	24.4%	27.8%	27.1%	24.8%	25.8%	21.3%	24.7%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q12	FY2012	1Q13	2Q13	3Q13	4Q13	FY2013
	Consumer-to-Consumer Segment
(c)	Revenues, as reported (GAAP)	$1,153.2	$4,584.3	$1,050.2	$1,108.8	$1,128.1	$1,146.5	$4,433.6
	Foreign currency translation impact (h)	9.5	77.6	6.1	6.1	7.2	10.2	29.6
	Revenues, constant currency adjusted	$1,162.7	$4,661.9	$1,056.3	$1,114.9	$1,135.3	$1,156.7	$4,463.2
	Prior year revenues, as reported (GAAP)	$1,181.9	$4,608.4	$1,124.6	$1,155.0	$1,151.5	$1,153.2	$4,584.3
	Revenue change, as reported (GAAP)	(2)%	(1)%	(7)%	(4)%	(2)%	(1)%	(3)%
	Revenue change, constant currency adjusted	(2)%	1%	(6)%	(3)%	(1)%	0%	(3)%

(d)	Principal per transaction, as reported ($ - dollars)	$341	$343	$341	$340	$339	$335	$338
	Foreign currency translation impact (h) ($ - dollars)	2	8	—	1	—	—	1
	Principal per transaction, constant currency adjusted ($ - dollars)	$343	$351	$341	$341	$339	$335	$339
	Prior year principal per transaction, as reported ($ - dollars)	$349	$360	$346	$344	$342	$341	$343
	Principal per transaction change, as reported	(2)%	(5)%	(1)%	(1)%	(1)%	(2)%	(1)%
	Principal per transaction change, constant currency adjusted	(2)%	(3)%	(1)%	(1)%	(1)%	(2)%	(1)%

(e)	Cross-border principal, as reported ($ - billions)	$18.0	$71.3	$16.9	$18.5	$19.0	$19.5	$73.9
	Foreign currency translation impact (h) ($ - billions)	0.1	1.6	0.1	—	—	—	0.1
	Cross-border principal, constant currency adjusted ($ - billions)	$18.1	$72.9	$17.0	$18.5	$19.0	$19.5	$74.0
	Prior year cross-border principal, as reported ($ - billions)	$18.5	$73.2	$17.5	$18.2	$17.6	$18.0	$71.3
	Cross-border principal change, as reported	(3)%	(3)%	(3)%	2%	8%	8%	4%
	Cross-border principal change, constant currency adjusted	(2)%	0%	(3)%	2%	8%	8%	4%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q12	FY2012	1Q13	2Q13	3Q13	4Q13	FY2013
	Consumer-to-Business Segment
(f)	Revenues, as reported (GAAP)	$152.1	$603.9	$153.7	$153.0	$152.3	$149.5	$608.5
	Foreign currency translation impact (h)	4.9	15.5	5.9	7.2	8.3	10.2	31.6
	Revenues, constant currency adjusted	$157.0	$619.4	$159.6	$160.2	$160.6	$159.7	$640.1
	Prior year revenues, as reported (GAAP)	$153.9	$615.9	$155.1	$149.4	$147.3	$152.1	$603.9
	Revenue change, as reported (GAAP)	(1)%	(2)%	(1)%	2%	3%	(2)%	1%
	Revenue change, constant currency adjusted	2%	1%	3%	7%	9%	5%	6%

	Business Solutions Segment
(g)	Revenues, as reported (GAAP)	$92.6	$367.4	$92.8	$98.3	$101.6	$100.2	$392.9
	Foreign currency translation impact (h)	(1.0)	0.4	0.2	1.2	3.5	3.1	8.0
	Revenues, constant currency adjusted	$91.6	$367.8	$93.0	$99.5	$105.1	$103.3	$400.9
	Prior year revenues, as reported (GAAP)	$68.2	$161.1	$86.9	$92.5	$95.4	$92.6	$367.4
	Pro forma prior year revenues, TGBP adjusted (i)	$93.1	$364.7	N/A	N/A	N/A	N/A	N/A
	Revenue change, as reported (GAAP)	**	**	7%	6%	6%	8%	7%
	Revenue change, constant currency adjusted	**	**	7%	8%	10%	12%	9%
	Pro forma revenue change, TGBP adjusted	(1)%	1%	N/A	N/A	N/A	N/A	N/A
	Pro forma revenue change, TGBP and constant currency adjusted	(2)%	2%	N/A	N/A	N/A	N/A	N/A

	2014 Outlook Metrics
	Operating cash flow (GAAP)	$900
	Payments on IRS Agreement (k)	100
	Operating cash flow, IRS Agreement adjusted	$1,000

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(h)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(i)
Represents the pro forma incremental impact of Travelex Global Business Payments ("TGBP") on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition.

(j)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(k)
Represents the remaining tax payments of approximately $100 million the Company expects to make due to the December 2011 agreement with the IRS resolving substantially all of the issues related to the restructuring of our international operations in 2003.

Other notes:
(l)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to that business.

(m)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(n)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(o)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(p)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(q)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(r)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(s)	Represents transactions between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.
(t)	Represents transactions originated in the United States, including intra-country transactions.
(u)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).
(v)
TGBP integration expense consists of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition.

(w)	Represents revenue from prepaid services. This revenue is included within the Other segment.